Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-239139) and in the Registration Statements on Form S-8 (Nos. 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505) of Vista Gold Corp. (the "Company") of our report dated February 24, 2021 relating to the financial statements for the fiscal year ended December 31, 2020, which appears in this Form 10-K.

/s/ Plante & Moran, PLLC
Denver, CO
February 25, 2021